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                                                                EXHIBIT  10.41



                                PROMISSORY NOTE


$75,000,000.00                                                    June 26, 1996
                                                               Phoenix, Arizona

                 FOR VALUE RECEIVED, AMBASSADOR II, L.P., a Delaware limited partnership ("Maker"), hereby promises and agrees to pay to the order of BANK ONE, ARIZONA, NA, a national banking association ("Payee"), the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) in lawful money of the United States of America, or, if less than such principal amount, the aggregate unpaid principal amount of all Advances made to Maker by the Payee pursuant to the Credit Agreement hereinafter referenced. Such payment shall be made on the Facility Termination Date, as defined in the Credit Agreement.

                 Maker shall pay interest from the date hereof on the unpaid principal amount of this Note from time to time outstanding during the period from the date hereof until such principal amount is paid in full at the rates, determined in the manner, and on the dates or occurrences specified in the Credit Agreement (as hereinafter defined).

                 This promissory note is one of the Notes referred to in the Credit Agreement dated as of June 26, 1996, among Maker, Bank One, Arizona, NA, as Agent, and the Banks named therein (as the same may be amended, modified, replaced, or renewed from time to time, the "Credit Agreement") and is entitled to the benefits of the Credit Agreement and the Loan Documents. Capitalized terms used in this Note without definition shall have the same meanings as are ascribed to such terms in the Credit Agreement.

                 Both principal and interest are payable to the Agent for the account of Payee pursuant to the terms of the Credit Agreement. All Advances made by Payee pursuant to the Credit Agreement and all payments of the principal amount of such Advances, shall be endorsed by the holder of this Note on the schedule attached hereto. Failure to record such Advances or payment shall not diminish any rights of Payee or relieve Maker of any liability hereunder or under the Credit Agreement. This Note is subject to prepayment and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

                 This Note may not be modified or discharged orally, by course of dealing or otherwise, but only by a writing duly executed by the holder hereof.

                 In the event that any action, suit or proceeding is brought by the holder hereof to collect this Note, Maker agrees to pay and shall be liable for all costs and expenses of collection, including without limitation, reasonable attorneys' fees and disbursements.





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         Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that the holder hereof may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         In addition, each Surety waives and agrees not to assert: (a) any right to require the holder hereof to proceed against any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to the holder hereof, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshaling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to the holder hereof; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of any Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of this Note; and (g) the benefits of any statutory provision limiting the right of the holder hereof to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of this Note, after any foreclosure or trustee's sale of any security for this Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814. Until payment in full of this Note and such time as the holder hereof has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which the holder hereof now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by the holder hereof.

         Maker agrees that to the extent any Surety makes any payment to the holder hereof in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the holder hereof or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall be reinstated to the extent of such payment or repayment by the holder hereof and the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.




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                 This Note has been delivered in the City of Phoenix and State of Arizona, and shall be enforced under and governed by the laws of the State of Arizona applicable to contracts made and to be performed entirely within said state, without references to any choice or conflicts of law principles.

                                  AMBASSADOR II, L.P., a Delaware limited
                                  partnership


                                  BY:    AMBASSADOR II, INC., a Delaware
                                         corporation, General Partner



                                         By:
                                            -------------------------------
                                         Name:  Adam D. Peterson
                                         Title:  Senior Vice President






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